UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

675 Almanor Ave Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 2, 2013, Amarantus BioScience Holdings, Inc. (the “Company”) received gross proceeds of $1,610,000 in connection with the issuance and sale by the Company (the “Debenture and Warrant Transaction”) of an aggregate of $1,788,887 in principal amount of 8% Original Issue Discount Senior Convertible Debenture due October 2014 (the “Debentures”) and common stock purchase warrants (the “Warrants”) to purchase 44,722,178 shares of common stock of the Company (the “Common Stock”). The Debentures and Warrant Transaction were made upon the same terms and conditions as the Debenture and Warrant Transaction previously disclosed by the Company in its current report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: October 3, 2013	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer